Exhibit 10.3

                ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING


	This Addendum is made to the Agreement for Wholesale Financing executed by and between Deutsche Financial Services Corporation ("DFS") and Micros-to-Mainframes, Inc. ("Dealer") on May 12, 1994 (as amended, the "Agreement").

	FOR VALUE RECEIVED, Dealer and DFS agree to amend the Agreement to provide as follows (capitalized terms shall have the same meaning as defined in the Agreement unless otherwise indicated):

          Valid Claims.

	(a) Subject to the terms hereof, Dealer shall have the right to deduct from the amounts due to DFS for purchases from a Vendor, an amount equal to the Valid Claims (as defined below) which are asserted in good faith by Dealer against such Vendor and set forth in a Deduction Notice (as defined below). The deduction shall be no greater than the amount of the Valid Claim desired to be charged back by or on behalf of Dealer to such Vendor. A copy of the charge-back documentation and any other documentation needed to substantiate a Valid Claim must be furnished to DFS, along with Dealer's written notice to DFS (sent via facsimile to DFS at (781) 255-9063) of Dealer's intent to exercise such deduction option
(herein, a "Deduction Notice").

	(b) "Valid Claim" shall be a claim, asserted by Dealer in good faith and after having made a good faith effort to resolve such claim independently with the applicable Vendor, to a right of payment or credit from such Vendor that arises no more than thirty
(30) days prior to the date of Dealer's related Deduction Notice. Valid Claims shall be limited to those claims of Dealer against a Vendor which arise from discrepancies involving price, quantity shipped, defective product, open or damaged crates or boxes, or mis-shipment. Any claims for payment or credit that arise from circumstances (i) other than as described herein, (ii) after termination of Dealer's right to exercise this deduction option, as described in subsection (c) below, or (iii) after termination of the Agreement, are not eligible to be Valid Claims.

            Notwithstanding anything herein, if for any reason the amount of any Valid Claim is not reimbursed or otherwise satisfied to DFS within thirty (30) days after the date of the related Deduction Notice, Dealer shall immediately upon DFS' demand, pay to DFS the amount of such Valid Claim, or portion thereof. The provisions of and undertakings set out in this paragraph shall survive satisfaction and payment of Dealer's obligations to DFS and termination of the Agreement.

	(c) Additionally, (i) upon the occurrence of a default under the Agreement or (ii) at any other time after DFS' delivery to Dealer of written notice (sent via facsimile to Dealer at (914-267-3785); Dealer shall immediately be prohibited from utilizing the provisions of subsections (a) and (b) above and Dealer shall immediately cease deducting the amount of any Valid Claims from any amounts due DFS.

	(d) Dealer will indemnify DFS and all of its present and future parent, subsidiary and affiliated companies, and their officers, directors, employees and agents, as well as their heirs, administrators, executors, successors and assigns, and will hold such persons and entities harmless from and against any and all losses, liabilities, claims, expenses, charges, demand, suits, judgments, and awards (including all reasonable attorney's fees) (collectively, "Losses") arising from the taking of any deduction by Dealer, including without limitation, all Losses arising from any unsatisfied Valid Claim that cannot be resolved satisfactorily with the applicable Vendor, or otherwise. All amounts that become payable pursuant to the above indemnity shall be paid by Dealer to DFS immediately upon demand therefor. The provisions of and undertakings and indemnifications set out in this subsection (d) shall survive satisfaction and payment of Dealer's obligations to DFS and termination of the Agreement.

	(e) Dealer's failure to satisfy any outstanding Valid Claim amounts immediately upon DFS' demand therefor and/or Dealer's failure to comply with any other provision of this Addendum shall constitute a default under the Agreement.

	Dealer waives notice of DFS' acceptance of this Addendum.

	All other terms and provisions of the Agreement, to the extent not inconsistent with the foregoing, are ratified and remain unchanged and in full force and effect.

	IN WITNESS WHEREOF, Dealer and DFS have executed this Addendum as of the 19th day of January, 1999

                                    MICROS-TO-MAINFRAMES, INC.

ATTEST:

                                     By: /s/ Steven H. Rothman
Frank T. Wong                        Title: President & CEO
(Assistant) Secretary


                                     DEUTSCHE FINANCIAL SERVICES CORPORATION

                                     By:/s/ Mark B. Schafer
                                     Title: Regional Branch Manager



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